Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 26, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the 2008 Annual Report to Shareholders, which is incorporated by reference in Energizer Holdings, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2008.

PricewaterhouseCoopers LLP

St. Louis, Missouri

February 2, 2009